UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 24, 2014

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 24, 2014, Lexmark International, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “2014 Annual Meeting).  At the 2014 Annual Meeting, a total of 53,324,693 shares of the Company's Class A Common Stock, par value $0.01 per share, were present or represented by proxy at the meeting, representing 85.77% of the Company's shares outstanding as of the February 28, 2014 record date.

At the 2014 Annual Meeting, the proposals submitted for a vote of the Company’s stockholders and the related results are as follows:

(1)	The election of Ralph E. Gomory, Jared L. Cohon, J. Edward Coleman and Sandra L. Helton for one-year terms expiring in 2015. The stockholders elected the four directors by the following votes:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ralph E. Gomory	46,384,988	3,550,085	111,981	3,277,639
Jared L. Cohon	46,789,937	3,143,789	113,328	3,277,639
J. Edward Coleman	49,568,765	365,914	112,375	3,277,639
Sandra L. Helton	49,541,118	393,553	112,383	3,277,639

The terms of office of each of W. Roy Dunbar, William R. Fields, Stephen R. Hardis, Robert Holland, Jr. Michael J. Maples, Jean-Paul L. Montupet, Paul A. Rooke and Kathi P. Seifert as directors of the Company, continued after the meeting.

(2)
The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014. The stockholders ratified the appointment of PwC by the following votes:

Votes For	52,871,687
Votes Against	322,003
Abstentions	131,003

(3)
The approval of a non-binding advisory resolution approving the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section and compensation tables and narrative disclosure of the Company’s Proxy Statement. The stockholders approved the non-binding advisory resolution on executive compensation by the following votes:

Votes For	46,036,495
Votes Against	3,848,399
Abstentions	162,160
Broker Non-Votes	3,277,639

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

April 24, 2014

By: /s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary